Name                    State of Formation
KPT Outparcels, Inc.                              DE
KPT Properties Holding Corp.                      MD
FSA Finance, Inc.                                 DE
Factory Stores Management, Inc.                   DE
KPT Properties, L.P.                              DE
KPT REMIC Loan, Inc.                              DE
FAC Mortgage Formation, Inc.                      DE
FAC Tampa Formation, Inc.                         DE
Mobile KPT Formation, Inc.                        DE
RVA One Formation, Inc.                           NC
RVA Two Formation, Inc.                           NC
Square One KPT Formation, Inc.                    DE
Atlantic Realty LLc                               DE
Celebration KPT LLC                               DE
DPKPT LLC                                         DE
Falls KPT LLC                                     DE
KPT Mortgage LLC                                  DE
KPT NON-REMIC Loan LLC                            DE
KPT REMIC Loan LLC                                DE
Mobile KPT LLC                                    DE
Mount Pleasant KPT LLC                            DE
Park Place KPT LLC                                DE
RVA One, LLC                                      VA
RVA Two, LLC                                      VA
Square One KPT LLC                                DE
WPKPTLLC                                          DE
Wakefield Investment, Inc.                        DE
RMC/Konover Property Trust, Inc.                  MD
Carolina FAC LP                                   DE
Lenoir FAC LLC                                    DE
Lenoir FAC II LLC                                 DE
Tampa KPT LLC                                     DE
Tampa Formation, Inc.                             DE
Dukes KPT LLC                                     DE
Waverly Place KPT, LLC                            DE
Wakefield Commercial, LLC                         NC